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                                                                     Exhibit 4.7

                   ROBB PECK MCCOOEY FINANCIAL SERVICES, INC.
                           DEFERRED COMPENSATION PLAN
                                    PURPOSE

    The purpose of the ROBB PECK McCOOEY Financial Services, Inc. Deferred Compensation Plan is to reward a select group of senior management who have contributed materially to the growth, development and business success of the Company and its subsidiaries and affiliates. This Plan has been approved by stockholders of the Company having more than 75 percent of the voting power of all outstanding stock of the Company, which approval was obtained in the manner required by Section 280G(b)(5)(B) of the Code.

                                   ARTICLE 1
                                  DEFINITIONS

    Unless otherwise clearly apparent from the context, the following phrases and terms shall have the meanings indicated:

     1.1 "BENEFICIARY" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 4 hereof, that are entitled to receive benefits under the Plan upon the death of a Participant.

     1.2 "BENEFICIARY DESIGNATION FORM" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

     1.3 "BOARD" shall mean the board of directors of the Company.

     1.4 "CLAIMANT" shall have the meaning set forth in Section 7.1 hereof.

     1.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     1.6 "COMMITTEE" shall mean the committee described in Article 6 hereof.

     1.7 "COMPANY" shall mean ROBB PECK McCOOEY Financial Services, Inc. and any successor to all or substantially all of the Company's assets or business.

     1.8 "DEFERRED COMPENSATION" shall mean a Participant's benefit as described in Article 2 hereof.

     1.9 "EFFECTIVE DATE" shall mean       , 2001 [THE CLOSING DATE].

    1.10 "EMPLOYEE" shall mean a person who is an employee of the Company or of a subsidiary or an affiliate of the Company.

    1.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

    1.12 "INTEREST" shall mean interest as defined in Section 2.1 hereof.

    1.13 "PARTICIPANT" shall mean any Employee who is selected to participate in the Plan, as indicated on Exhibit A attached hereto.


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    1.14 "PLAN" shall mean the ROBB PECK McCOOEY Financial Services, Inc.
Deferred Compensation Plan, which shall be evidenced by this instrument, as it may be amended from time to time.

    1.15 "PLAN YEAR" shall mean the 12-month period beginning on the Effective Date and each subsequent 12-month period beginning on an anniversary of the Effective Date.

    1.16 "TERMINATION OF EMPLOYMENT" shall mean the severing of employment with the Company and all of its subsidiaries and affiliates, voluntarily or involuntarily, for any reason.

                                   ARTICLE 2
                             DEFERRED COMPENSATION

    2.1 AMOUNT OF DEFERRED COMPENSATION. The Company shall pay to each Participant on the Effective Date plus 81 months (subject to acceleration pursuant to Sections 2.3, 3.1, 4.1, 5.1 and 8.15) the amount indicated next to each such Participant's name on Exhibit A hereto (such amounts are hereinafter referred to as "Deferred Compensation"). In addition, the Company shall pay to the recipient of any payment of Deferred Compensation hereunder, on the date of such payment, interest on the amount of such payment of Deferred Compensation, computed at the rate of 8 percent, compounded annually, from the Effective Date to the date of such payment ("Interest").

    2.2 WITHHOLDING OF TAXES. The Company shall withhold from any payments made to a Participant under the Plan all federal, state and local income, employment and other taxes required to be withheld by the Company in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company.

    2.3 ACCELERATION OF PAYMENTS. The Company shall, if so directed by the Committee, accelerate the payment of Deferred Compensation (and Interest) to any or all Participants; provided, however, that in no event shall the total amount of Deferred Compensation (and Interest) so paid to all of the Participants (and their respective Beneficiaries) in any Plan Year (other than any amounts paid pursuant to Section 5.1), exceed $6 million (plus any amounts deferred in any prior Plan Years by reason of the limitation set forth in Section 2.4).

    2.4 DEFERRAL OF PAYMENTS--DIVIDENDS ON SERIES A PREFERRED STOCK NOT CURRENT. Notwithstanding any other provision of the Plan to the contrary, payments of Deferred Compensation shall be deferred if, and so long as, payment of dividends on the issued and outstanding shares of Series A Preferred Stock of LaBranche & Co Inc. is not then current. Deferred Compensation with respect to which payment is so deferred shall be paid (together with Interest) at such time after the payment of such dividends is brought current as the Committee shall direct.

    2.5 REDUCTION OF DEFERRED COMPENSATION. Notwithstanding any other provision of the Plan to the contrary, a Participant's Deferred Compensation benefits under the Plan shall be subject to reduction pursuant to and in accordance with the terms and conditions of the Indemnification Agreement among LaBranche & Co Inc. and the Participants entered into as of the Effective Date.

                                   ARTICLE 3
                           TERMINATION OF EMPLOYMENT

    3.1  TERMINATION OF EMPLOYMENT.  Subject to the limitations set forth in
Article 2 hereof, upon the Termination of Employment of a Participant for any reason other than death, payment of the Deferred Compensation (and Interest) of the Participant, to the extent not previously paid to such Participant, may, in the sole discretion of the Committee, be accelerated.


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                                   ARTICLE 4
                                 DEATH BENEFIT

    4.1 DEATH BENEFIT. Subject to the limitations set forth in Article 2 hereof, if a Participant dies before receiving the total amount of his Deferred Compensation, the unpaid portion of such Deferred Compensation (and Interest) shall be paid in a lump sum to his Beneficiary within 30 days after his death.

    4.2 BENEFICIARY. Each Participant shall have the right, at any time, to designate a Beneficiary to receive any benefits payable under the Plan upon his death.

    4.3 BENEFICIARY DESIGNATION. A Participant may designate a Beneficiary by completing a Beneficiary Designation Form, and returning it to the Committee. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his death.

    4.4 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee.

    4.5 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Section 4.3 hereof or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits hereunder, the Participant's surviving spouse, if any, shall be deemed the designated Beneficiary. If the Participant has no surviving spouse, the Participant's benefits remaining to be paid shall be payable to the executor or personal representative of the Participant's estate.

    4.6 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper person to receive payments pursuant to the Plan, the Company shall withhold such payments until this matter is resolved to the Committee's satisfaction.

                                   ARTICLE 5
                    TERMINATION, AMENDMENT AND MODIFICATION

    5.1 TERMINATION. The Company may, at any time, terminate the Plan by action of the Board. If the Plan is so terminated, the Deferred Compensation (and Interest) of all Participants, to the extent not previously paid to the Participants or their respective Beneficiaries, shall be distributed to the Participants or their respective Beneficiaries, as the case may be, in a lump sum immediately upon such termination. In addition, the Plan shall automatically terminate upon the Company's payment of the Deferred Compensation benefits payable to all Participants or their respective Beneficiaries.

    5.2 AMENDMENT. The Company may, upon the written recommendation of the Committee, amend or modify the Plan in whole or in part at any time by action of the Board. However, no such amendment or modification may operate to
(i) decrease the amount of a Participant's Deferred Compensation or (ii) affect the timing of the final payment of Deferred Compensation pursuant to
Section 2.1 hereof.

    5.3 EFFECT OF PAYMENT. The full payment of a Participant's Deferred Compensation (and Interest) under Articles 2, 3, 4 and 5 hereof shall completely discharge all obligations to a Participant and his designated Beneficiaries under the Plan.


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                                   ARTICLE 6
                                 ADMINISTRATION

    6.1 COMMITTEE DUTIES. The Plan shall be administered by a Committee, which shall consist of Robert M. Murphy; provided, however, that if Robert M. Murphy is unable or unwilling to serve, the Committee shall consist of (i) the Participants identified by an asterisk next to their names on Exhibit A, or
(ii) if none of the Participants identified by an asterisk next to their names on Exhibit A are able to serve, the Compensation Committee of the Company. Members of the Committee may be Participants and need not be employees of the Company or an affiliate of the Company. The Committee shall have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and (ii) decide or resolve any and all questions involving the interpretation of the Plan. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company. The Committee shall act by either (i) a majority of a quorum (a majority of the members of the Committee shall constitute a quorum) expressed by a vote at a meeting or (ii) a majority of all members of the Committee expressed in a signed writing if no meeting is held.

    6.2 AGENTS. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, at the Company's expense, who may be counsel to the Company.

    6.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

    6.4 INDEMNITY OF COMMITTEE. To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan (including any sum paid in settlement of a claim with the prior approval of the Board), except in the case of willful misconduct, fraud or bad faith by the Committee or any of its members or any such Employee.

                                   ARTICLE 7
                               CLAIMS PROCEDURES

    7.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

    7.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

    (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or


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    (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

        (i) the specific reason(s) for the denial of the claim, or any part thereof;

        (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

       (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

        (iv) an explanation of the claim review procedure set forth in
             Section 7.3 hereof.

    7.3 REVIEW OF DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure commences, the Claimant (or the Claimant's duly authorized representative): (a) may review pertinent documents;
(b) may submit written comments or other documents; and/or (c) may request a hearing, which the Committee, in its sole discretion, may grant or not grant.

    7.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (a) specific reasons for the decision; (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and (c) such other matters as the Committee deems relevant.

    7.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 7 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.

                                   ARTICLE 8
                                 MISCELLANEOUS

    8.1 STATUS OF PLAN. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

    8.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under the Plan, any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured irrevocable promise to pay money in the future.

    8.3 COMPANY'S LIABILITY. The Company's liability for the payment of benefits shall be defined only by the Plan and related forms. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and related forms.


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    8.4  NONASSIGNABILITY.  Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be: (i) subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person; (ii) transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency; or
(iii) transferable to a spouse as a result of a property settlement or otherwise.

    8.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company (or any of its subsidiaries or affiliates) and a Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company (or any of its subsidiaries or affiliates) as an Employee, or to interfere with the right of the Company (or any of its subsidiaries or affiliates) to discipline or discharge the Participant at any time.

    8.6 FURNISHING INFORMATION. A Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payment of benefits hereunder.

    8.7 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would apply, and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases when they would so apply.

    8.8 CAPTIONS. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

    8.9 GOVERNING LAW. Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the laws of the State of New York without regard to its conflicts of law principles.

    8.10 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

       LaBranche & Co Inc.
       Deferred Compensation Plan Committee
       One Exchange Plaza
       New York, New York 10006

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

    8.11 SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's Beneficiaries.

    8.12 VALIDITY. If any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

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    8.13  INCOMPETENT.  If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

    8.14 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

    8.15 DISTRIBUTION IN THE EVENT OF TAXATION. Subject to the limitations set forth in Article 2 hereof, if, for any reason, all or any portion of a Participant's benefits under the Plan becomes taxable to the Participant prior to receipt, the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his benefits (which amount shall not exceed the Participant's unpaid Deferred Compensation under the
Plan) (together with Interest). Such a distribution shall affect and reduce the benefits to be paid under the Plan to such Participant.

    IN WITNESS WHEREOF, the Company has adopted the Plan as of the Effective
Date.

                                          ROBB PECK McCOOEY Financial
                                          Services, Inc.

                                          By:
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                                          Name:
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                                          Title:
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                                  EXHIBIT A TO
                           DEFERRED COMPENSATION PLAN

NAME                                             AMOUNT OF DEFERRED COMPENSATION**
----                                             ---------------------------------
Robert Murphy..................................             $ 5,365,053
Neil F. Bodtmann...............................               2,038,720
Frederick F. Tramutola.........................               1,073,011
*Jeffrey Benton................................                 536,505
Gary Berardi...................................                 536,505
*Michael Nichols...............................               5,901,559
James Desimone.................................                 214,602
Paul Freyer....................................               2,146,021
Gabriel Lotesto................................               1,073,011
Richard Zboray.................................               1,073,011
Michael Sherman................................               1,609,516
*James Oliphant................................               1,073,011
Philip Surico..................................               1,609,516
Jame McNally...................................                 536,505
*Joseph Creen..................................               1,609,516
Frank Ferraioli................................               1,073,011
*Christopher Durkin............................                 536,505
James Culligan.................................                 536,505
Thomas Lehr....................................                 536,505
Anthony Amato..................................                 536,505
Robert McAuley.................................                 536,505
                                                            -----------
                                                            $30,151,598***
                                                            ===========

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**  Amounts subject to reduction to reflect RPM Option exercises prior to the
    Effective Date.

*** Representing the present value of $40,000,000 payable over a period of 81 months in equal annual installments of $6,000,000 (including interest) on the first six anniversaries of the Effective Date and a final payment of $4,000,000 (including interest) on the date which is 81 months after the Effective Date, using a compound annual discount rate of 8%.